Exhibit 99.1

ARTICLES OF AMENDMENT

The European Equity Fund, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Article SIXTH of the charter of the Corporation (the “Charter”) is hereby amended by renumbering the first paragraph thereof as “Section 1.” and adding a new paragraph to read as follows:

Section 2. At the annual meeting of stockholders of the Corporation to be held in 2026, each of the successors to the class of directors whose terms expire at the annual meeting of stockholders in 2026 shall be elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies; at the annual meeting of stockholders of the Corporation held in 2027, each of the successors to the class of directors whose terms expire at the annual meeting of stockholders in 2027, along with the successors to the directors elected at the 2026 annual meeting, shall be elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies; and, beginning with the annual meeting of stockholders in 2028, all directors shall be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

SECOND: The amendment to the Charter as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

THIRD: The undersigned officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters of facts required to be verified under oath, the undersigned officer acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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       IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 30th day of June, 2025.

ATTEST: /s/John Millette John Millette Secretary	THE EUROPEAN EQUITY FUND, INC. By: /s/Hepsen Uzcan Hepsen Uzcan President